Exhibit 23.1

Board of Directors
FirstBingo.com
Toronto, Ontario
Canada

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 30, 2005, on the financial statements of FirstBingo.com as of December 31, 2004 and the period then ended, incorporated in the Form 10-KSB and to be incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission, file number 333-119490.

/s/Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

April 14, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.williams-webster.com